EXHIBIT 11

                            InaCom Corp. and Subsidiaries
                  Computation of Earnings Per Share of Common Stock

                       (in thousands except per share amounts)

                                              For the years ended
                                      December 27,  December 28,  December 30,
                                         1997           1996          1995
                                         ----           ----          ----
BASIC EARNINGS
  Earnings applicable
     to common stock                  $29,456        $18,733       $11,707
                                      =======        =======       =======

  Weighted average common
     shares outstanding                11,900         10,400        10,000
                                       ======         ======        ======


  Basic earnings
     per share                          $2.48          $1.80         $1.17
                                        =====          =====         =====

DILUTED EARNINGS
  Earnings applicable
     to common stock                 $ 29,456        $18,733        $11,707
  Net interest expense related
     to convertible debt                2,271          1,057            --
                                     --------        -------        -------
  Net income as adjusted             $ 31,727        $19,790        $11,707
                                     ========        =======        =======

  Weighted average common
     shares outstanding                11,900         10,400         10,000
  Assuming conversion of
     options outstanding                  100            300            100
  Assuming conversion of
     convertible debt                   2,600          1,200             --
                                     --------        -------        -------
  Weighted average common
     shares outstanding
     as adjusted                       14,600         11,900         10,100
                                     ========        =======        =======

  Diluted earnings
     per share                          $2.17          $1.66          $1.16
                                         ====           ====           ====


